UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2018

Energizer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533 Maryville University Drive St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 985-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreement

On January 15, 2018, Energizer Holdings, Inc., a Missouri corporation (the “Company”), entered into a definitive Acquisition Agreement (the “Acquisition Agreement”) with Spectrum Brands Holdings, Inc., a Delaware corporation (“Spectrum”). On the terms and subject to the conditions set forth in the Acquisition Agreement, the Company will acquire from Spectrum (the “Acquisition”), its global battery, lighting and portable power business (the “Business”) for an aggregate purchase price of $2.0 billion in cash (the “Purchase Price”), subject to customary purchase price adjustments.

The Acquisition Agreement provides that, upon the terms and subject to the conditions set forth in the Acquisition Agreement, the Company will purchase the equity of certain subsidiaries of Spectrum involved in, and assets of Spectrum and its subsidiaries used or held for use primarily in, or that arise primarily out of, the Business and will assume certain liabilities arising primarily out of or relating primarily to the Business.

In the Acquisition Agreement, the Company and Spectrum have made customary representations and warranties and have agreed to customary covenants relating to the Acquisition. Among other things, prior to the consummation of the Acquisition, Spectrum will be subject to certain business conduct restrictions with respect to its operation of the Business.

The Company and Spectrum have agreed to indemnify each other for losses arising from certain breaches of the Acquisition Agreement and for certain other matters. In particular, Spectrum has agreed to indemnify the Company for certain liabilities relating to the assets retained by Spectrum, and the Company has agreed to indemnify Spectrum for certain liabilities assumed by the Company, in each case as described in the Acquisition Agreement.

The Company and Spectrum have agreed to enter into related agreements ancillary to the Acquisition that will become effective upon the consummation of the Acquisition, including a customary transition services agreement and reverse transition services agreement.

The consummation of the Acquisition is subject to certain customary conditions, including, among other things, (i) the absence of a material adverse effect on the Business, (ii) the expiration or termination of required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the receipt of certain other antitrust approvals in certain specified foreign jurisdictions (the conditions contained in (ii) and (iii) together, the “Antitrust Conditions”), (iv) the accuracy of the representations and warranties of the parties (generally subject to a customary material adverse effect standard (as described in the Acquisition Agreement) or other customary materiality qualifications), (v) the absence of governmental restrictions on the consummation of the Acquisition in certain jurisdictions, and (vi) material compliance by the parties with their respective covenants and agreements under the Acquisition Agreement. The consummation of the Acquisition is not subject to any financing condition. The Acquisition is expected to be consummated prior to the end of calendar 2018. The Company has obtained financing commitments with respect to the Acquisition from Barclays Bank PLC and JPMorgan Chase Bank, N.A.

The Acquisition Agreement also contains certain termination rights, including the right of either party to terminate the Acquisition Agreement if the consummation of the Acquisition has not occurred on or before July 15, 2019 (the “Termination Date”). Further, if the Acquisition has not been consummated by the Termination Date and all conditions precedent to the Company’s obligation to consummate the Acquisition have otherwise been satisfied except for one or more of the Antitrust Conditions, then the Company would be required to pay Spectrum a termination fee of $100 million.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Acquisition Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference herein. The Acquisition Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Spectrum or the Business. In particular, the assertions embodied in the representations and warranties in the Acquisition Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Acquisition Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Acquisition Agreement are not necessarily characterizations of the actual state of facts about the Company, Spectrum, or the Business at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Financing of the Acquisition

The Company has obtained debt financing commitments the proceeds of which will be used by the Company to pay the cash consideration in respect of the Acquisition, for the refinancing of the Company’s existing credit facility, to provide working capital and for the payment of related fees and expenses. Pursuant to a debt commitment letter (the “Commitment Letter”), dated as of January 15, 2018, with Barclays Bank PLC and JP Morgan Chase Bank, N.A. (together, the “Commitment Parties”), the Commitment Parties have committed to provide the Company with the following, in each case on the terms and subject to the conditions respectively set forth therein:

1.	An aggregate of up to $2,040 million of senior secured first lien credit facilities consisting of:

a.	a $1,640 million senior secured first lien term loan facility (the “Term Loan Facility”); and

b.	a $400 million senior secured first lien revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facility”); and

2.	Senior unsecured bridge loans in an aggregate principal amount of up to $720 million (plus any amounts by which the Term Loan Facility is reduced in order to comply with the consolidated secured leverage ratio under the indenture dated as of June 1, 2015 governing the 5.500% Senior Notes due 2025 issued by the Company) (the “Bridge Facility”).

The Commitment Letter contemplates that the Company may issue notes in capital market transactions or other private placements in lieu of a portion or all of the loans under the Term Loan Facility and the Bridge Facility. The funding of the Senior Secured Credit Facility and the Bridge Facility are contingent upon the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation in accordance with the terms set forth in the Commitment Letter and (ii) the consummation of the Acquisition in accordance with the Acquisition Agreement.

The foregoing description of the Commitment Letter and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Commitment Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Commitment Letter set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 7.01. Regulation FD Disclosure.

On January 16, 2018, the Company issued a press release announcing the Acquisition. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In addition, on January 16, 2018, the Company will hold a conference call and make a simultaneous presentation to investors to discuss the announcement of the Acquisition. A copy of the investor presentation is attached as Exhibit 99.2 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibits, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Cautionary Note regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the expected benefits of the Acquisition, the manner in which the Acquisition is expected to be financed and anticipated timing of the completion of the Acquisition. These forward-looking statements generally are identified by the words “will,” “would,” “offers,” “expected,” “intends,” “anticipated” and similar words and expressions. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties. Risks and uncertainties to which these forward-looking statements are subject include, without limitation: (1) the Acquisition may not be completed on the anticipated terms and timing or at all, (2) required regulatory approvals, including antitrust approvals, are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the Acquisition or cause the parties to abandon the Acquisition, (3) a condition precedent to closing of the Acquisition may not be satisfied, (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition, (5) the ability to obtain or consummate financing or refinancing related to the Acquisition upon acceptable terms or at all, (6) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Acquisition, (7) negative effects of the announcement or the consummation of the Acquisition on the market price of the Company’s common stock, (8) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the Company’s operations after the consummation of the Acquisition and on the other conditions precedent to the completion of the Acquisition, (9) the risks and costs associated with, and the ability of the Company to, integrate the businesses successfully and to achieve anticipated synergies, (10) the risk that disruptions from the Acquisition will harm the Company’s business, including current plans and operations, (11) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (12) the ability of the Company to retain and hire key personnel, (13) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the Acquisition or any of the other transactions contemplated by the Acquisition Agreement or cause the terms of the Acquisition or any of the other transactions contemplated by the Acquisition Agreement to be modified, and (14) management’s response to any of the aforementioned factors. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to the Company’s most recent 10-K, 10-Q and 8-K reports. The Company does not assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached hereto:

2.1	Acquisition Agreement, dated as of January 15, 2018, by and among Energizer Holdings, Inc. and Spectrum Brands Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

10.1	Commitment Letter, dated January 15, 2018, by and among Energizer Holdings, Inc., Barclays Bank PLC and JPMorgan Chase Bank, N.A.

99.1	Press Release, dated January 16, 2018.

99.2	Investor Presentation, dated January 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2018	ENERGIZER HOLDINGS, INC.

	By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer